Exhibit 24

                      POWER OF ATTORNEY

     We, the undersigned officers and directors of Crompton
Corporation, hereby constitute and appoint Vincent A.
Calarco, Peter Barna and Barry J. Shainman and each of them severally, our true and lawful attorneys or attorney, with full power to them and each of them to execute for us, and in our names in the capacities indicated below, and to file with the Securities and Exchange Commission the Annual
Report on Form 10-K of Crompton Corporation for the fiscal year ended December 31, 2002, and any and all amendments thereto.

IN WITNESS WHEREOF, we have signed this Power of Attorney in the capacities indicated on January 21, 2003.




/s/Peter Barna                    /s/Vincent A. Calarco
   Peter Barna                       Vincent A. Calarco
   Principal Financial               Principal Executive
   Officer, Senior Vice              Officer, Chairman,
   President, and                    President, CEO and
   Chief Financial Officer           Director


/s/Michael F. Vagnini             /s/Robert A. Fox
   Michael F. Vagnini                Robert A. Fox
   Principal Accounting Officer      Director
   Corporate Controller


/s/Roger L. Headrick              /s/Leo I. Higdon, Jr.
   Roger L. Headrick                 Leo I. Higdon, Jr.
   Director                          Director


/s/C.A. Piccolo                   /s/Bruce F. Wesson
   C.A. Piccolo                      Bruce F. Wesson
   Director                          Director


/s/Patricia K. Woolf
   Patricia K. Woolf
   Director